UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2005

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-1050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)                                  On May 24, 2005, the Board of Managers of Mrs. Fields Famous Brands (the “Company”) appointed Mark C. McBride as the Company’s Interim Chief Accounting Officer and Interim Treasurer, effective as of May 31, 2005, to serve until the Company appoints a Chief Financial Officer and Treasurer following the resignation of Sandra Buffa, as reported in the Company’s Current Report on Form 8-K filed on May 13, 2005.  Mr. McBride will serve in the same capacities for certain of the Company’s parent entities and subsidiaries.  The Company has not entered into an employment agreement with Mr. McBride, age 43, as a result of the interim appointment.  Prior to joining the Company in August, 2002 as its Vice President and Corporate Controller, Mr. McBride served as Chief Financial Officer of Ovid Technologies, Inc. in Salt Lake City, Utah.  From September, 1996 to April, 2001, he was the Vice President, Corporate Controller and Corporate Secretary of Evans & Sutherland Computer Corporation in Salt Lake City, Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President, General Counsel and Secretary

Date: May 31, 2005